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                                                                   EXHIBIT 10.10

                            PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT





                                                                            , 19



NetSolve/(R)/, Incorporated
12331 Riata Trace Parkway
Austin, Texas  78727



Gentlemen:

         The following confirms an agreement between me and NetSolve(R), Incorporated, a Delaware corporation (the "Company", which term includes the Company's subsidiaries), which is a material part of the consideration for my employment by the Company:

         1. I recognize that the Company is engaged in a continuous program of research, development and production respecting its business, present and future, including fields generally related to its business and that the Company possesses and will continue to possess information that has been created, discovered, developed or otherwise become known to the Company (including, without limitation, information created by, discovered or developed by, or made known to me during the period of or arising out of my employment by the Company) and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All of the aforementioned information is hereinafter called "NetSolve Proprietary Information." By way of illustration, but not limitation, NetSolve Proprietary Information includes trade secrets, designs, technological advancements, configurations, processes, formulas, data and know-how, software programs, manuals, guides, improvements, inventions, techniques, marketing plans, strategies, forecasts, computer programs, financial information, personnel information, copyrightable material and customer and prospective customer lists, belonging to the Company (whether or not reduced to writing and whether or not patentable or protectable by copyright). Notwithstanding anything to the contrary set forth herein, the restrictions regarding the use and disclosure of NetSolve Proprietary Information and Inventions (as hereinafter defined) set forth herein shall not apply if the same:

         (a) is in the public domain or already in my possession without restriction at the time the same came into my possession;

         (b) is used or disclosed with the prior written approval of the Company; or

         (c) is made available by the Company to a third party on an unrestricted, non-confidential basis.

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         2.    I understand that my employment creates a relationship of
confidence and trust between me and the Company with respect to any information, materials, or inventions:

         (a)   applicable to the business of the Company; or

         (b) applicable to the business of any client, customer, vendor, or other third party, which may be made known to me by the Company or by any client, customer, vendor, or other third party, or learned by me during the period of my employment.

         3. In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

         (a) Unless required by the Company in connection with my employment or with the Company's express written consent, I will not, either during my employment or afterwards, directly or indirectly, use or disclose for my own benefit or the benefit of another any NetSolve Proprietary Information, including trade secrets or confidential information, whether or not the information is acquired, learned, attained, or developed by myself alone or in conjunction with others. I make the same pledge with regard to the proprietary information of the Company's customer, contractors, or others with whom the Company has a business relationship.

         (b) All NetSolve Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights, and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such NetSolve Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust all NetSolve Proprietary Information, and I will not use or disclose any NetSolve Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary during my employment in the ordinary course of performing my duties to the Company.

         (c) All documents, records, apparatus, equipment and other physical property, whether or not pertaining to NetSolve Proprietary Information, furnished to me by the Company or produced by myself or others in connection with my employment shall be and remain the sole property of the Company and shall be returned to it immediately as and when requested by the Company. Even if the Company does not so request, I shall promptly return and deliver all such property upon termination of my employment by me or by the Company for any reason and I will not take with me any such property or any reproduction of such property upon such termination.

         (d) I will promptly disclose to the Company, or any persons designated by it, all improvements , inventions, formulas, ideas, designs, configurations, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the term of m employment (all said improvements, inventions, formulas, ideas, designs, configurations, processes, techniques,

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               know-how and data shall be hereinafter collectively called
               "Inventions").

         (e) I agree that all Inventions which I develop during my employment with the Company (in whole or in part, either alone or jointly with others) and (i) used equipment, supplies, facilities of the Company or NetSolve Proprietary Information, or (ii) used the hours for which I was compensated by the Company, or (iii) which relate to the business of the Company or to its actual research and development or (iv) which result, in whole or in part, from work performed by me for the Company, shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Inventions. I further agree as to all such Inventions and improvements to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions and improvements in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents and copyrights thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assis the Company in obtaining and enforcing patents, copyrights or other rights for such Inventions and improvements in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance and reimburse me for any expenses reasonably incurred by me in connection therewith. In the event that the Company is unable for any reason whatsoever to secure my signature to any lawful and necessary document required to apply for or execute any patent, copyright or other application with respect to such Inventions and improvements (including renewals, extensions, continuations, divisions or continuations in whole or in part thereof), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys- in-fact to act for and in my behalf and instead of me, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by me.

         (f) As a matter of record I attach hereto a complete list of all Inventions or improvements relevant to the subject matter of my employment by the Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment with the Company that I desire to remove from the operation of this Agreement, and I covenant that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions and improvements at the time of signing this Agreement.

         (g) I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement (either

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               written or oral) in conflict herewith.

         (h) I represent that execution of this Agreement, my employment with the Company and my performance of my proposed duties to the Company will not violate any obligations I may have to any former employer.

         4. As an independent covenant, I further agree that, without the express written consent of the Company, I will refrain, during my employment by the Company and for a period of six (6) months thereafter, from consulting with or otherwise associating with or working for any business which directly competes with the business of the Company and from otherwise planning the formation of a new business or enterprise which proposes to directly compete with the business of the Company. If any such activities are engaged in by me, after having obtained the written consent of the Company, I agree to promptly disclose to the Company the full nature and extent of such activities.

         5. If any portion of this Agreement is found by a court of competent jurisdiction to be void or unenforceable, that portion shall be deemed to be reformed to the extent necessary to cause such portion to be enforceable and the same shall not affect the remainder of the Agreement, which shall be given full force and effect without regard to the invalid or unenforceable portions.

         6. I understand and agree that, in the event of a breach or threatened breach by me of any of the provisions of this Agreement, damages will not provide a sufficient remedy to the Company, and, accordingly, the Company shall have the right, in addition to any other right or remedy of any nature, whether at law or in equity, to seek injunctive or other equitable relief from any court of competent jurisdiction, without notice or the posting of any bond, and I hereby consent to the entry of an order granting such relief.

         7. This Agreement shall be effective as of the first day of my employment by the Company.

         8. This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its successors and assigns.



                                       Employee Signature


Accepted and Agreed to:

NETSOLVE/(R)/, INCORPORATED


By:
   ---------------------------

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                      SCHEDULE TO PROPRIETARY INFORMATION
                           AND INVENTIONS AGREEMENT




NetSolve/(R)/, Incorporated
12331 Riata Trace Parkway
Austin, TX  78727



Gentlemen:

         1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by NetSolve(R), Incorporated (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Company's Proprietary Information and Inventions Agreement.

               No inventions or improvements.
---------

               See below:  Any and all inventions regarding
---------

               Additional sheets attached.
---------

         2. I propose to bring to my employment the following materials and documents of a former employer:

               No materials or documents.
---------
               See below:
---------


                                       Employee Signature

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